McCAW CELLULAR COMMUNICATIONS, INC.

                        DEFERRED COMPENSATION PLAN

                        (Dated: December 15, 1993)
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                             TABLE OF CONTENTS



                                                            Page

1.  Introduction..............................................1

2.  Effective Date............................................1

3.  Eligible Employees........................................1

4.  Procedure.................................................1

    A.   Salary Deferral.......................................1
    B.   Bonus Deferrals.......................................2
    C.   Form of Payment.......................................2
    D.   Timing of Payment.....................................2
    E.   Limit on Payments.....................................3

5.  Investment of Deferred Compensation........................3

6.  Deferred Compensation Accounting...........................3

7.  Death Benefit; Designation of Beneficiary..................4

8.  Amendment or Termination...................................4

9.  Assignment.................................................4

10. Financial Hardship.........................................5

11. Taxes......................................................5

12. No Employment Agreement....................................5

13. Unfunded...................................................5

14. Vesting....................................................5

15. Duties Upon Insolvency.....................................5

16. Claim Procedures...........................................6
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                    McCAW CELLULAR COMMUNICATIONS, INC.

                        DEFERRED COMPENSATION PLAN


     1.   Introduction.

     This Deferred Compensation Plan (the "Plan") provides competitive fringe benefit planning to key employees of McCaw Cellular Communications, Inc. (the "Employer") by permitting such employees to defer the receipt of compensation. The election to defer must be irrevocable and must be made in accordance with the terms of this Plan.

     2.   Effective Date.

     The effective date of the Plan is December 1, 1993.

     3.   Eligible Employees.

     As of the Effective Date, all officers of the Employer are eligible to participate Plan ("Eligible Employee(s)" or "Participant"). Other officers or key employees may become eligible to participate if so notified by the Administrative Committee of the Employer s 401(k) Plan, hereinafter "Committee."

     4.   Procedure.

          A.   Salary Deferral.

          On or prior to December 31 of each year that this Plan is in effect, any Eligible Employee may elect to defer receipt of all or any portion (subject to any minimum deferral limitation established by the Committee) of his or her compensation coming due in the calendar year following the year of election. The election shall be in writing, on a form provided by the Committee, and shall be irrevocable as to any compensation payable in the next year. Any new election with respect to future years compensation must be filed with the Committee prior to the end of the year preceding the year in which the change is to take effect. For purposes of this Plan, compensation shall refer to any officer s salary, excluding bonuses.

     Notwithstanding the previous paragraph, an Eligible Employee may elect to defer receipt of all or any portion of his or her remaining compensation coming due in the current calendar year if such election is made in writing within thirty (30) days after he or she is notified of his or her eligibility to participate in this Plan by the Committee.
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          B.   Bonus Deferrals.

          On or prior to July 31 of each year this Plan is in effect or such other times as designated by the Committee, any Eligible Employee may elect to defer receipt of all or any portion (subject to any minimum deferral limitation established by the Committee) of his or her bonus for services performed during the current Plan Year that will be payable later in such year or in the following Plan year. The election shall be in writing, on a form provided by the Committee and shall be irrevocable as to any bonus payable with respect to services performed for such year. Any new election with respect to future years bonuses must be filed with the Committee prior to the July 31 of the year for which the bonus relates, or prior to such other time as designated by the Committee.

     Notwithstanding the previous paragraph, an Eligible Employee may elect to defer receipt of all or any portion of any bonus if such election is made in writing within thirty (30) days after he or she is notified, by the Committee, of his or her eligibility to participate in this Plan.

          C.   Form of Payment.

          Subject to the limitations contained in Paragraph E below, a Participant s account determined in accordance with Paragraph 6 hereof shall be paid in installments or as a lump sum in accordance with the Participant s deferral election, unless the Committee, in its sole discretion, elects to accelerate installment payments upon the occurrence of a financial hardship in accordance with Paragraph 10.

          D.   Timing of Payment.

          A distribution of a Participant s account shall begin on the first day of the month following sixty (60) days (or as soon thereafter as administratively possible) after the occurrence of the earliest of: (i) termination of employment (voluntary or involuntary); (ii) disability; (iii) passage of the stated period of time stated on the Participant s deferral election; or (iv) subject to the provisions of Paragraph 8 hereof, termination of the Plan.

     For purposes of determining commencement of payments due to disability, disability shall mean the inability of a Participant to perform the normal functions of his position, which inability is expected to be of a permanent nature or long lasting duration. The existence of a participant s disability shall be determined by the Committee in its discretion.


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          E.   Limit on Payments.

          No amount will be paid hereunder if such payment will cause the Employer to pay excessive remuneration to such Employee as that term is defined by Section 162(m) of the Internal Revenue Code of 1986, as amended ("Code"). Payments hereunder will be reduced to the extent necessary to avoid the limitations of Section 162(m). Amounts not paid due to such limitations, shall be deferred and paid in the following year(s).

     5.   Investment of Deferred Compensation.

     The Committee shall select investment funds for amounts deferred hereunder. The Committee shall initially select three funds: (1) a bond fund; (2) an equity fund; and (3) a short-term fixed income fund. Funds can be added or subtracted by the Committee, in its sole discretion. All taxes (including interest and penalties) levied or assessed with respect to the funds or the income thereon, shall be paid by the Company, unless under other applicable tax law, such taxes are deemed an obligation of the Participant, in which case the Participant will pay.

     A Participant shall direct the Committee to invest his or her account among the various funds selected. A Participant shall have the right to direct the Committee at least quarterly. Such direction shall be made in writing on a form and in the time and manner established by the Committee. In the event no direction is received, the Committee shall invest a Participant s account in the short-term income fund.

     The Committee shall have no responsibility or liability for investments made at the direction of the Participant.

     6.   Deferred Compensation Accounting.

     All compensation deferred hereunder shall be credited to a special account on the books of the Employer in the name of the Participants, and/or deposited in a grantor trust on behalf of such Participants. The Committee shall invest the amounts credited to the account, in accordance with the instructions from Participants, in the investment funds that have been established from time to time by the Committee. A Participant s account will be increased by his or her proportionate share of all income and investment gains realized by the funds and decreased by all administrative expenses and investment losses realized by the funds. A Participant is entitled to a statement of his or her account, at least annually, within ninety (90) days after the close of the calendar year.

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     7.   Death Benefit; Designation of Beneficiary.

     Any amount due to a Participant which is unpaid upon his or her death shall be paid to the beneficiary designated on a form provided by the Committee. The designated beneficiary may be changed from time to time by filing a new beneficiary designation with the Committee. A spouse must consent to a designation if more than fifty percent (50%) of the account will be paid to a beneficiary other than the spouse. The designation last filed shall control. If a Participant fails to designate a beneficiary, or if the person or persons designated on the beneficiary designation predecease the Participant, and the beneficiary designation form does not indicate who receives the amount due, the amount owing shall be paid in the following order:

          a.   surviving spouse;

          b.   estate of deceased Participant.
Payments to the beneficiary of a deceased Participant shall be made in the manner described in Paragraphs 4(c) and 4(d), as if the beneficiary were the Participant.

     8.   Amendment or Termination.

     The Plan may be terminated by the Committee within three years of: (i) a "change in control" as defined by Section 13(d) of the Deferred Compensation Trust Agreement, dated December 15, 1993; or
(ii) a significant change in the tax laws governing either the Employer and the Participant. Notwithstanding the foregoing, this Plan may be amended or terminated at any time by the Committee, provided that no amendment or termination shall effect the rights of Participants to receive amounts deferred but unpaid as of such termination or amendment. The Plan shall be administered by the Committee. Any member of the Committee who is a Participant shall not vote or act on any matter relating solely to himself. If the Plan is terminated, unless the Committee determines that accounts shall be frozen and payable in accordance with the original election, amounts deferred hereunder shall be distributed pursuant to Paragraph 4(c) and 4(d) of this Plan.

     9.   Assignment.

     No amounts deferred hereunder shall be assignable in whole or in part, either by voluntary or involuntary act or operation of law. Rights hereunder are not subject to anticipation, alienation, sale, transfer, assignment, pledge or encumbrance, and such rights may not be subject to the debts, contracts, liabilities, engagements or torts of the Participant or his beneficiary. All amounts deferred hereunder remain the unrestricted assets of the Employer. Any assets purchased shall remain the sole property of the Employer subject to the claims of its general creditors and shall be available for the Employer s use for whatever purpose desired. No Participant hereunder shall have any right other than the unsecured promise of the Employer to pay deferred compensation in the future. No Participant hereunder shall have any voice in the use, disposition, or investment of the assets of the Plan.

     10.  Financial Hardship.

     If financial hardship in the nature of an emergency is established to the satisfaction of the Committee (or such individual as the Committee may authorize), the Committee may make emergency payments to the Participant on a date earlier than his deferred compensation would otherwise be payable. Such emergency payments may not exceed the amount determined by the Committee (or its authorized delegate) to be reasonably necessary to meet the financial hardship and in no event may exceed the amount of the Participant s deferred compensation plus interest credited thereon. At the time his deferred compensation is subsequently payable, the Participant will be entitled to his deferred compensation plus interest, less prior emergency payments. Financial hardship in the nature of an emergency includes, but is not limited to, medical and hospital needs not covered by any insurance program, purchase of a principal residence, payment of tuition for the next twelve (12) months of schooling for the Participant, spouse or dependent, and payments required by any Court order. A Participant shall not make another deferral election hereunder for at least twelve (12) months following a hardship distribution.

     11.  Taxes.

     When payments are made pursuant to Paragraph 4 above, such payments are subject to income tax withholding.

     12.  No Employment Agreement.

     Nothing in this Agreement shall be construed as creating a right in the Participant to continued employment with the Employer.

     13.  Unfunded.

     The amounts credited hereunder shall at all times be subject to the general creditors of the Employer. Amounts may, however, be deposited in a grantor trust.

     14.  Vesting.

     Amounts deferred hereunder will always be one hundred percent (100%) vested and nonforfeitable.

     15.  Duties Upon Insolvency.

     The Employer shall be considered "insolvent" if: (i) Employer is unable to pay its debts as they become due, or (ii) the Employer is subject to a pending proceeding as a debtor under the
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United States Bankruptcy Code. Upon the occurrence of insolvency, the Board of Directors and the Chief Executive Officer of the Employer shall have the duty to inform the Committee and any Trustee holding Plan assets of the Employer s insolvency. Upon insolvency, the Committee and the Trustee shall hold the assets of the Trust for the benefit of the Employer s general creditors.
Nothing hereunder shall diminish the rights of Plan Participants or their beneficiaries to pursue their rights as a general creditors with respect to benefits due under the Plan.

     Benefit payments will resume to participants and Beneficiaries when the Board of Directors and the Chief Executive Officer inform the Committee and any Trustee that the Employer is no longer insolvent. Provided there are sufficient Employer assets when payments subsequently resume, the first payment following a discontinuance hereunder shall include the aggregate amount of all payments due to the Plan Participants or the beneficiaries under the terms of the Plan for the period of such discontinuance.

     16.  Claim Procedures.

     Disputes arising hereunder shall be resolved utilizing the claims procedures adopted by the Employer s 401(k) Plan. Such procedures are hereby incorporated by reference.

     This Plan is adopted to be effective as of the first day of December, 1993, by McCaw Cellular Communications, Inc.

                             McCAW CELLULAR COMMUNICATIONS, INC.


                             By:
                                 Its:



         By:
                             Steve Hooper

         By:
                             Jeff Lyman

         By:
                             Kerry Larson

         By:
                             John Thompson

         By:
                             Scott Morris

         By:
                             Lynn Thomsen